As filed with the Securities and Exchange Commission on February 24, 1998.
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             Registration Statement Under The Securities Act of 1933


                          BIRMINGHAM STEEL CORPORATION
               (Exact Name of Issuer as Specified in Its Charter)
              DELAWARE                                  13-3213634
     (State of Incorporation)               (IRS Employer Identification No.)

                        1000 Urban Center Drive, Suite 300
                         Birmingham, Alabama 35242-2516
                    (Address of Principal Executive Offices)


                          BIRMINGHAM STEEL CORPORATION
                         1997 MANAGEMENT INCENTIVE PLAN
                            (Full Title of the Plan)

                               Catherine W. Pecher
                          Vice President and Secretary
                          Birmingham Steel Corporation
       1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516
                     (Name and Address of Agent for Service)

                                 (205) 970-1200
          (Telephone Number, including area code, of Agent for Service)


                                    Copy to:
                                  Suzanne Ashe
                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                            Birmingham, Alabama 35203
                                 (205) 251-8100

                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of                      Proposed           Proposed           Amount
 Securities       Amount         Maximum            Maximum              of
   Being          Being       Offering Price       Aggregate        Registration
 Registered     Registered     Per Share (1)    Offering Price (1)      Fee
--------------------------------------------------------------------------------
Common Stock     900,000(2)       $17.25          $15,525,000         $4,579.88
$.01 par value
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the common stock of Birmingham Steel Corporation on February 23, 1998.

2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.
================================================================================

                                     PART I

                                EXPLANATORY NOTE

         Birmingham Steel Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 900,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Birmingham Steel Corporation 1997 Management Incentive Plan (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, (ii) the Registrant's Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended September 30, 1997,
(iii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on January 22, 1988.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference hereto shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         The  Registrant  has  purchased   directors'  and  officers'  liability
insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

         While the Registrant's By-Laws provide officers and directors with protection from awards for monetary damage for breaches of their duty of care, they do not eliminate such duty. Accordingly, the By-Laws will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or a director's breach of his or her duty of care.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Sequential
Exhibit                         Description




4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)

4.2 By-Laws of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1986, Exhibit 3.2)

4.3 Secretary's certification and Amendment to By-Laws of Registrant dated August 17, 1990 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, Exhibit 3.2.1)

4.4 Amendment to By-Laws of the Registrant dated June 27, 1991 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, Exhibit 3.2.3)

4.5 Rights Agreement, dated as of January 16, 1996, between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference from Registrant's Registration Statement on Form 8-A, as filed on January 23, 1996, Exhibit 4)

4.6  Birmingham Steel Corporation 1997 Management Incentive Plan


5.1  Opinion of Balch & Bingham LLP regarding legality of Shares


23.1 Consent of Ernst & Young LLP


23.2 Consent of Balch & Bingham LLP (included in Exhibit 5.1)


24   Power of Attorney of the Officers and Directors of the Registrant

Item 9.  Undertakings.

         a.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 13, 1998.


                          BIRMINGHAM STEEL CORPORATION



                                              By: /s/ J. Daniel Garrett
                                              ------------------------------
                                              J. Daniel Garrett
                                              Its: Vice President and Controller





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                     Title                          Date

           *
----------------------      Chairman-Executive Committee,       January 13, 1998
E. Mandell de Windt         Director


           *
----------------------      Chairman of the Board, Chief        January 13, 1998
Robert A. Garvey            Executive Officer, Director
                            (Principal Executive Officer)

           *
----------------------      Director                            January 13, 1998
Harry Holiday, Jr.

           *
----------------------      Director                            January 13, 1998
C. Stephen Clegg

           *
----------------------      Director                            January 13, 1998
George A. Stinson

           *
----------------------      Director                            January 13, 1998
E. Bradley Jones

           *
----------------------      Director                            January 13, 1998
Reginald H. Jones

           *
----------------------      Director                            January 13, 1998
T. Evans Wycoff

           *
----------------------      Director                            January 13, 1998
William J. Cabaniss, Jr.

           *
----------------------      Director                            January 13, 1998
Robert D. Kennedy

/s/ J. Daniel Garrett
----------------------      Vice President and Controller       January 13, 1998
J. Daniel Garrett           (Principal Financial and
                             Accounting Officer)

*By /s/ Catherine W. Pecher
   ------------------------
    Catherine W. Pecher
    Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit              Description




4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2)

4.2 By-Laws of the Registrant (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1986, Exhibit 3.2)

4.3 Secretary's certification and Amendment to By-Laws of Registrant dated August 17, 1990 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, Exhibit 3.2.1)

4.4 Amendment to By-Laws of the Registrant dated June 27, 1991 (incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, Exhibit 3.2.3)

4.5 Rights Agreement, dated as of January 16, 1996, between the Registrant and First Union National Bank of North Carolina, as Rights Agent (incorporated by reference from Registrant's Registration Statement on Form 8-A, as filed on January 23, 1996, Exhibit 4)

4.6  Birmingham Steel Corporation 1997 Management Incentive Plan


5.1  Opinion of Balch & Bingham LLP regarding legality of Shares


23.1 Consent of Ernst & Young LLP


23.2 Consent of Balch & Bingham LLP (included in Exhibit 5.1)


24   Power of Attorney of the Officers and Directors of the Registrant

Exhibit 4.6

                          BIRMINGHAM STEEL CORPORATION
                         1997 MANAGEMENT INCENTIVE PLAN

SECTION 1. General Purpose of Plan: Definitions.

         The name of this plan is the Birmingham Steel Corporation 1997 Management Incentive Plan (the "Plan"). The purpose of the Plan is to enable Birmingham Steel Corporation (the "Company") and its Subsidiaries and Affiliates to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  a.   "Affiliate"   means  any   corporation   (other   than  a
         Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

                  b.       "Board" means the Board of Directors of the Company.

                  c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty which is harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

                  d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

                  e. "Committee" means a committee of the Board appointed for the purpose of administering the Plan, which committee shall consist exclusively of Disinterested Persons.

                  f.  "Commission" means the Securities and Exchange Commission.

                  g. "Company" means Birmingham Steel Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

                  h. "Disability" means total and permanent disability as determined under the Company's long term disability program.

                  i. "Disinterested Person" shall mean a member of the Company's Board who satisfies the requirements for being (i) a "disinterested person" within the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (ii) an "outside director" within the meaning set forth in Section 162(m) of the Code and the treasury regulations promulgated thereunder, as amended from time to time.

                  j. "Early Retirement" means retirement from active employment with the Company, any Subsidiary and any Affiliate on or after the date on which a participant reaches the age of fifty-five (55) but before the date on which the participant reaches the age of sixty-five (65).

                  k. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

                  l. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or if no transactions were reported on such date on the next preceding date on which transactions were so reported) on the New York Stock Exchange Composite Tape or if the Stock is not on such date listed on the New York Stock Exchange, in the principal market in which such Stock is traded on such date.

                  m. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
         Section 422 of the Code.

                  n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  o. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the date on which a participant reaches the age of sixty-five (65).

                  p. "Performance Award" means an award of shares of Stock or cash to the executives pursuant to Section 8 contingent upon achieving certain performance goals.

                  q.       "Plan" means this 1997 Management Incentive Plan.

                  r. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 hereof.

                  s.       "Retirement" means Normal or Early Retirement.

                  t.       "Stock" means the Common Stock of the Company.

                  u. "Stock  Appreciation  Right"  means a right  granted  under
         Section 6 hereof, which entitles the holder to receive a cash payment or an award of Stock in an amount equal to the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is granted, unless otherwise determined by the Committee pursuant to Section 6 and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised multiplied by the number of shares covered by the right.

                  v. "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 5.

                  w. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  x. "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(b)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

SECTION 2. Administration.

         The Plan shall be administered by the Committee which shall at all times consist of not less than three Disinterested Persons.

         The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Performance Awards.

         In particular, the Committee shall have the authority:

                  (i) to select the officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

                  (ii) to determine whether and to what extent Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing, are to be granted hereunder;

                  (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

                  (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

         Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any employee, any holder or beneficiary of any award granted hereunder and any shareholder.

SECTION 3.  Stock Subject to Plan.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 900,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         The maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 100,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company).

         If any shares of Stock that have been subject to Stock Options cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award is otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

         In  the   event   of   any   merger,   reorganization,   consolidation,
recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility.

         Officers and other key employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates, are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

SECTION 5.  Stock Options.

         Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

         The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) except that Incentive Stock Options shall not be granted to employees of an Affiliate. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Except as provided in Section 5(j) hereof, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option which is granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date such Stock Option is granted and that no Stock Option which is granted to an optionee that is not a Ten Percent Shareholder shall be exercisable more than ten (10) years after the date such Stock Option is granted.

                  (c) Exercisability. Subject to paragraph (j) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions, including, without limitation, vesting conditions tied to Stock price or other criteria, as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder may be used for payment (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part with shares of Restricted Stock the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

                  (e) Non-transferability of Options. Except as otherwise set forth in this Section 5(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an optionee's immediate family (which shall include, for purposes of this section, spouses and children and grandchildren, whether natural or adopted), and to trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of paragraphs (f),
         (g), (h) and (i) of this Section 5, a transferred option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

                  (f) Termination of Employment by Reason of Death. Unless otherwise determined by the Committee, if any optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination of Employment by Reason of Disability. Unless otherwise determined by the Committee, if any optionee's employment with the Company, and Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (h) Termination of Employment by Reason of Retirement. Unless otherwise determined by the Committee, if any optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one
         (1) year from the date of such termination of employment or the expiration of the stated term of such Stock

         Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (i) Other Termination of Employment. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Company, and Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause.

                  (j) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

SECTION 6.  Stock Appreciation Rights.

         (a) Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

         A Stock Appreciation Right or applicable portion hereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (c) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (c) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted at the discretion of the Committee in a manner not related to an award of a Stock Option. The Stock Appreciation Right, granted under Section 6(b), shall be exercisable in accordance with Section 6(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Committee, without any action by the holder.

         (c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights granted pursuant to Section 6(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 5 and this
         Section 6 of the Plan.

                  (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that any underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan. Otherwise, Stock Appreciation Rights shall not be transferable by the holder other than by will or the laws of descent and distribution. Except as set forth above, all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

                  (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 6(a), the Stock Option, or part thereof to which such Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

                  (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 6(a) may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below).

                  (vii) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 12 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 12 below).

                  (viii) Any exercise by a participant of all or a portion of a Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the participant.

SECTION 7.  Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. However, in no event shall any restriction, including risk of forfeiture, attach to the Restricted Stock for a term to exceed ten years from the date such Stock was granted. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award

Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (i) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

                  (ii) Each participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock.

         Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                           "The  transferability  of  this  certificate  and the
                  shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Birmingham Steel Corporation 1997 Management Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and Birmingham Steel Corporation. Copies of such Plan and Agreement are on file in the offices of Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242-2516."

                  (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period established by the Committee in which the Restricted Stock is subject to forfeiture (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends.

                  Dividends  paid in cash with  respect to shares of  Restricted
         Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

                  (iv) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

SECTION 8.  Performance Awards.

         (a) Administration. Shares of Common Stock or a payment in cash may be distributed under the Plan upon the attainment of achievement objectives to an employee as a Performance Award. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom the Performance Award is granted, the terms and conditions of the achievement objectives, the term of the performance period and the level and form of the payment of the Performance Award.

         (b) Achievement Objectives. The Committee, at its sole discretion may establish, under this Section 8, achievement objectives either in terms of Company-wide objectives or in terms of objectives that are related to the specific performance of the employee or the division, subsidiary, department or function within the Company in which the employee is employed. A minimum level of acceptance, at the discretion of the Committee, may be established.

         If at the end of the performance period the specified objectives have been attained, the employee is deemed to have fully earned the Performance Award. If such achievement objectives have not been attained, the employee is deemed to have partly earned the Performance Award and becomes eligible to receive a portion of the total award, as determined by the Committee. If a required minimum level of achievement has not been met, the employee is entitled to no portion of the Performance Award. Subject to Section 8(d) below, the Company may adjust the payment of awards or the achievement objectives if events occur or circumstances arise which would cause a particular payment or set of achievement objectives to be inappropriate as a measure of performance.

         (c) Terms and Conditions. An employee to whom a Performance Award has been granted is given achievement objectives to be reached over a specified period, referred to herein as the "performance period". Generally this period shall be not less than 1 year but in no case shall the period exceed 5 years.

         An employee granted a Performance Award pursuant to this Section 8 who by reason of death, disability or retirement terminates employment before the end of the performance period is entitled to receive a portion of any earned Performance Award.

         An employee who terminates employment for any other reason forfeits all rights under the Performance Award.

         (d) Section 162(m) Provisions. Unless otherwise determined by the Committee, achievement objectives established for the top five most highly compensated officers of the Company shall be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, unless otherwise determined by the Committee, once the Committee has established one or more achievement objectives with respect to a Performance Award granted to one of the top five most highly compensated officers of the Company which were, when granted, intended to be pre-established objective performance goals within the meaning of
Section 162(m) of the Code and the treasury regulations thereunder, the Committee shall not waive or alter the targets after the earlier of (i) the expiration of twenty-five percent (25%) of the performance period or (ii) the date on which the outcome under the objectives is substantially certain. Unless otherwise determined by the Committee, if any provision of the Plan or any Performance Award granted to an individual who is one of the top five most highly compensated officers of the Company hereunder would disqualify the Performance Award with respect to such individual, or would otherwise not comply with Section 162(m) of the Code, such provision or Performance Award shall be construed or deemed amended to conform to Section 162(m) of the Code.

SECTION 9.  Loan Provisions.

         With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

SECTION 10. Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan as it shall deem advisable or to conform to any change in any applicable law or regulation applicable thereto (including, without limitation, applicable federal securities laws and regulations and applicable federal income tax laws and regulations); provided, however, that no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right,
Restricted Stock, or Performance Award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

                  (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

                  (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option;

                  (c) change the participants or class of participants eligible to participate in the Plan; or

                  (d) extend the maximum option period under paragraph (b) of
         Section 5 of the Plan.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices. Notwithstanding any provision of this Plan or this Section 10, neither the Board nor the Committee may amend the Plan or the terms of any Stock Option, award or grant to decrease the exercise price of any Stock Option to less than 100% of the Fair Market Value of the underlying shares on the date of the granting of the option.

SECTION 11.  Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payment in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

SECTION 12.  Change of Control.

         The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 12:

         (a) In the event of a "Change of Control" as defined in paragraph (b) of this Section 12, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in paragraph (c) of this Section 12:

                           (i) any  Stock  Appreciation  Rights  and  any  Stock
                  Options awarded under the Plan, if not previously exercisable and vested shall become fully exercisable and vested;

                           (ii) the restrictions and deferral limitations applicable to any Restricted Stock award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                           (iii) the  value of all  outstanding  Stock  Options,
                  Stock Appreciation Rights, Restricted Stock or Performance Awards shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (d) of this Section
                  12) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be in cash, in stock, or other consideration as shall be necessary to effect the desired accounting treatment for the transaction resulting from the "Change of Control."

         (b) For purpose of paragraph (a) of this Section 12, a "Change of Control" means the happening of any of the following:

                           (i)  when  any  "person",  as  such  term  is used in
                  Section 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                           (ii) when, during any period of two consecutive years
                  during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

                           (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (c) For purposes of paragraph (a) of this Section 12, a "Potential Change of Control" means the happening of any of the following:

                           (i) the  entering  into an  agreement by the Company,
                  the consummation of which would result in a Change of Control of the Company as defined in paragraph (b) of this Section 12; or

                           (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

         (d) For purposes of this Section 12, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

SECTION 13.  General Provisions.

         (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

         (c) No employee shall have any rights as a shareholder of the Company as a result of the grant of a Stock Option to him or to her under this Plan or his or her exercise of such Stock Option pending the actual issuance of Stock subject to such Stock Option to such employee.

         (d) Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and Affiliates), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Subject to applicable laws and regulations regarding transactions in Company Stock by persons who are deemed insiders, a participant may elect to have the withholding tax obligations or, in the case of all awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the participant with respect to the award or (b) delivering to the Company shares of unrestricted Stock.

         (e) At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to provisions of Section 13 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

         (f) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         (g) If any provision of the Plan or any agreement representing an award granted hereunder is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award granted hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

         (h) Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company is required by any applicable law, ruling or regulation.

         (i) Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (j) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 14.  Effective Date of Plan.

         The effective date of this Plan shall be the date it is adopted by the Board; provided that the shareholders of the Company shall approve the Plan within twelve (12) months after the date of adoption; and, provided further, that any awards granted under this Plan before the date of such shareholder approval shall be granted subject to such approval.

SECTION  15.  Term of Plan.

         No  Stock  Option,  Stock  Appreciation  Right,   Restricted  Stock  or
Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                        [BALCH & BINGHAM LLP LETTERHEAD]

Exhibit 5.1




                                                 February 23, 1998




Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, Alabama  35242-2516

         Re:   Birmingham Steel Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of Birmingham Steel Corporation, a Delaware corporation (the "Corporation"), for issuance and sale in the manner described in the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), we, as counsel to the Corporation, have examined such corporate records, certificates, and other documents as we considered necessary or appropriate for the purposes of delivering this opinion.

         On the basis of the foregoing, we are of the opinion that the Common Stock offered pursuant to the Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Yours very truly,


                                /s/ Balch & Bingham LLP

Exhibit 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Birmingham Steel Corporation 1997 Management Incentive Plan of our report dated August 6, 1997, with respect to the consolidated financial statements and schedule of Birmingham Steel Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

February 18, 1998

Exhibit 24

                                POWER OF ATTORNEY


                  WHEREAS, the Board of Directors of Birmingham Steel Corporation (the "Company") has determined that it is in the best interest of the Company to register 900,000 shares of the Company's common stock for issuance under the Company's 1997 Management Incentive Plan; and

                  WHEREAS, the Company proposes to file a registration statement on Form S-8 and amendments thereto under the Securities Act of 1933 with respect to the above-referenced plan.

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint Catherine W. Pecher their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

                  The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

                  The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorneys full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorneys may or shall do, or cause to be done, by virtue hereof.

                  DONE this the 13th day of January, 1998.



                                                    /s/ E. Mandell de Windt
                                                    ----------------------------
                                                    E. Mandell de Windt


                                                    /s/ Robert A. Garvey
                                                    ----------------------------
                                                    Robert A. Garvey


                                                    /s/ Harry Holiday, Jr.
                                                    ----------------------------
                                                    Harry Holiday, Jr.


                                                    /s/ C. Stephen Clegg
                                                    ----------------------------
                                                    C. Stephen Clegg


                                                    /s/ George A. Stinson
                                                    ----------------------------
                                                    George A. Stinson


                                                    /s/ E. Bradley Jones
                                                    ----------------------------
                                                    E. Bradley Jones


                                                    /s/ Reginald H. Jones
                                                    ----------------------------
                                                    Reginald H. Jones


                                                    /s/ T. Evans Wyckoff
                                                    ----------------------------
                                                    T. Evans Wyckoff


                                                    /s/ William J. Cabaniss, Jr.
                                                    ----------------------------
                                                    William J. Cabaniss, Jr.


                                                    /s/ Robert D. Kennedy
                                                    ----------------------------
                                                    Robert D. Kennedy


                                                    /s/ J. Daniel Garrett
                                                    ----------------------------
                                                    J. Daniel Garrett